   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1996
                                                       REGISTRATION NO. 333-9609
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5

                                       TO

                                    FORM F-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        OCCIDENTE Y CARIBE CELULAR S.A.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       WESTERN & CARIBBEAN CELLULAR INC.
                 (TRANSLATION OF REGISTRANT NAME INTO ENGLISH)

                                    COLOMBIA
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      4812
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                             CARRERA 55 NO. 49-101
                               MEDELLIN, COLOMBIA
                                 57-4-512-9090
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                                             With a copy to:
            CT CORPORATION SYSTEM                        TIMOTHY G. MASSAD, ESQ.
   1633 BROADWAY, NEW YORK, NEW YORK 10019               CRAVATH, SWAINE & MOORE
                (212) 664-1666                               WORLDWIDE PLAZA
   (NAME, ADDRESS, INCLUDING ZIP CODE, AND                  825 EIGHTH AVENUE
              TELEPHONE NUMBER,                          NEW YORK, NY 10019-7475
 INCLUDING AREA CODE, OF AGENT FOR SERVICE OF                 (212) 474-1000
                   PROCESS)

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the
Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Directors who vote in favor of a resolution and officers who perform any act, or omit to do so, in connection with their responsibilities are jointly and severally liable to the Company, the shareholders and third parties for any direct damages resulting from their fault, willful misconduct or gross negligence. There is a presumption of fault in cases where directors or officers breach their duties or violate the law or by-laws of the Company. Directors and officers also have criminal liability where they provide false information to government authorities or officers or to any other person through written statements or certifications (including by a prospectus) or permit, tolerate, order or cover up fraudulent information (deceit) in the financial statements of the Company.

     Under Colombian law, the Company can indemnify its directors and officers and purchase director and officer insurance. However, the Company's by-laws currently do not provide for indemnification of directors or officers, and the Company presently does not have any director and officer insurance in effect.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS

    EXHIBIT
     NUMBER                                        DESCRIPTION
    --------      ------------------------------------------------------------------------------
      *3.01   --  By-laws of Occidente y Caribe Celular S.A., as amended.


      *4.01   --  Indenture dated as of June 1, 1996, between Occidente y Caribe Celular S.A.
                  and The Bank of New York, as Trustee.
      *4.02   --  Form of Old Note.
      *4.03   --  Form of New Note (contained in Exhibit 4.02).
      *4.04   --  Registration Rights Agreement dated as of June 7, 1996, among Occidente y
                  Caribe Celular S.A., and Merrill Lynch & Co. and ING Baring (U.S.) Securities,
                  Inc.
      *4.05   --  Letter of Transmittal to The Bank of New York as Exchange Agent for the
                  exchange of 14% Series B Senior Discount Notes due 2004 which have been registered under the United States Securities Act of 1933 for 14% Senior
                  Discount Notes due 2004.
      *4.06   --  Form of Notice of Guaranteed Delivery.
       5.01   --  Opinion and Consent of Cravath, Swaine & Moore as to the legality of securities being registered.
      *5.02   --  Opinion of Holguin, Neira y Pombo Abogados as to the legality of securities being registered.
       8.01   --  Opinion and consent of Cravath, Swaine & Moore as to certain tax matters.
     *10.01   --  Purchase Agreement dated May 31, 1996, among Occidente y Caribe Celular S.A., and Merrill Lynch & Co. and ING Baring (U.S.) Securities, Inc.
     *10.02   --  Credit Agreement dated as of June 6, 1996, among Occidente y Caribe Celular
                  S.A., the lenders named therein, ING Bearing (U.S.) Securities, Inc. and
                  Merrill Lynch & Co., as Arrangers, and ING Bank, N.V. and ING (U.S.) Capital
                  Corporation, as Administrative and Collateral Agents.
     *10.03   --  Concession Agreement dated March 28, 1994, between Occidente y Caribe Celular
                  S.A. and the Colombian Ministry of Communications.

    EXHIBIT
     NUMBER                                        DESCRIPTION
    --------      ------------------------------------------------------------------------------
     *10.04   --  Interconnection Agreement dated August 8, 1994, between Occidente y Caribe
                  Celular S.A. and Empresas Publicas de Medellin.
     *10.05   --  Interconnection Agreement dated April 17, 1995, between Occidente y Caribe
                  Celular S.A. and Empresas Municipales de Cali.
     *10.06   --  Interconnection Agreement dated December 26, 1994, between Occidente y Caribe
                  Celular S.A. and Empresas Publicas de Manizales.
     *10.07   --  Interconnection Agreement dated November 3, 1995, between Occidente y Caribe
                  Celular S.A. and Empresas Publicas de Pereira.
     *10.08   --  Interconnection Agreement dated November 9, 1995, between Occidente y Caribe
                  Celular S.A. and Empresa de Telecomunicaciones de Armenia.
     *10.09   --  Interconnection Letter of Intent dated January 25, 1995, between Occidente y
                  Caribe Celular S.A. and Empresas Departamentales de Antioquia.
     *10.10   --  Interconnection Letter of Intent dated April 10, 1995, between Occidente y
                  Caribe Celular S.A. and Telecom.
     *10.11   --  Warrant Agreement dated as of June 7, 1996, between Occidente y Caribe Celular
                  S.A. and The Bank of New York, as Warrant Agent.
     *12.01   --  Statement re Computation of Fixed Charge Coverage Deficiency
      23.01   --  Consent of Cravath, Swaine & Moore (contained in Exhibit 5.01).
     *23.02   --  Consent of Holguin, Neira y Pombo Abogados (contained in Exhibit 5.02).
     *23.03   --  Consent of Doctor Lucy Cruz de Quinones
     *23.04   --  Consent of KPMG Peat Marwick.
     *25.01   --  Statement of Eligibility of Trustee on Form T-1.


---------------

* Previously filed.

     (B) FINANCIAL STATEMENT SCHEDULES

    SCHEDULE
     NUMBER                                   DESCRIPTION OF SCHEDULE
    --------       ------------------------------------------------------------------------------
          II       Valuation and Qualifying Accounts

     All other schedules are omitted because they are not applicable or not required.

ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1993;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this Securities Act) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished.

     (5) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant, will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other Items of the applicable form.

     (7) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Medellin, Colombia on November 18, 1996.
                                          OCCIDENTE Y CARIBE CELULAR S.A.

                                             /s/  GILBERTO ECHEVERRI-MEJiA
                                          By:

                                                   Gilberto Echeverri-Mejia
                                                        President

     Pursuant to the requirements of the Securities Act, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on November 18, 1996.

                 SIGNATURES                                          TITLE
---------------------------------------------      ------------------------------------------
        /s/  GILBERTO ECHEVERRI-MEJiA              President (principal executive officer)
---------------------------------------------
          Gilberto Echeverri-Mejia
           /s/  ALVARO H. MUNOZ R.                 Vice President-Finance (principal
---------------------------------------------      financial officer)
             Alvaro H. Munoz R.
           /s/  CARLOS H. RAMiREZ                  Director of Accounting (principal
---------------------------------------------      accounting officer)
              Carlos H. Ramirez
         /s/  JULIO M. AYERBE-MUNOZ                Director
---------------------------------------------
            Julio M. Ayerbe-Munoz
          /s/  RAUL CANAL-CARDENAS                 Director
---------------------------------------------
             Raul Canal-Cardenas
         /s/  ANA I. JARAMILLO-MEJiA               Director
---------------------------------------------
           Ana I. Jaramillo-Mejia
       /s/  LUIS F. DANGOND-LACOUTOURE             Director
---------------------------------------------
         Luis F. Dangond-Lacoutoure
           /s/  JABIB CHAR ABDALA                  Director
---------------------------------------------
              Jabib Char Abdala
      /s/  MAURICIO RESTREPO-GUTIERREZ             Director
---------------------------------------------
         Mauricio Restrepo-Gutierrez
        /s/  LUIS ESTEBAN ECHAVARRiA               Director
---------------------------------------------
           Luis Esteban Echavarria
              /s/  JON R. HILL                     Director
---------------------------------------------
                 Jon R. Hill
             /s/  DOMINIC CROLLA                   Director
---------------------------------------------
               Dominic Crolla
           /s/  DONALD J. PUGLISI                  Authorized Representative in the United
---------------------------------------------      States
              Donald J. Puglisi

                                 EXHIBIT INDEX


                                                                                     SEQUENTIALLY
    EXHIBIT                                                                            NUMBERED
     NUMBER                                  DESCRIPTION                                 PAGE
    --------      ------------------------------------------------------------------ ------------
      *3.01   --  By-laws of Occidente y Caribe Celular S.A., as amended............
      *4.01   --  Indenture dated as of June 1, 1996, between Occidente y Caribe
                  Celular S.A. and The Bank of New York, as Trustee.................
      *4.02   --  Form of Old Note..................................................
      *4.03   --  Form of New Note (contained in Exhibit 4.02)......................
      *4.04   --  Registration Rights Agreement dated as of June 7, 1996, among
                  Occidente y Caribe Celular S.A., and Merrill Lynch & Co. and ING
                  Baring (U.S.) Securities, Inc.....................................
      *4.05   --  Letter of Transmittal to The Bank of New York as Exchange Agent
                  for the exchange of 14% Series B Senior Discount Notes due 2004 which have been registered under the United States Securities Act of 1933 for 14% Senior Discount Notes due 2004....................
      *4.06   --  Form of Notice of Guaranteed Delivery.............................
       5.01   --  Opinion and Consent of Cravath, Swaine & Moore as to the legality of securities being registered....................................
      *5.02   --  Opinion of Holguin, Neira y Pombo Abogados as to the legality of securities being registered.......................................
       8.01   --  Opinion and consent of Cravath, Swaine & Moore as to certain tax matters...........................................................
     *10.01   --  Purchase Agreement dated May 31, 1996, among Occidente y Caribe
                  Celular S.A., and Merrill Lynch & Co. and ING Baring (U.S.)
                  Securities, Inc...................................................
     *10.02   --  Credit Agreement dated as of June 6, 1996, among Occidente y
                  Caribe Celular S.A., the lenders named therein, ING Bearing (U.S.)
                  Securities, Inc. and Merrill Lynch & Co., as Arrangers, and ING
                  Bank, N.V. and ING (U.S.) Capital Corporation, as Administrative
                  and Collateral Agents.............................................
     *10.03   --  Concession Agreement dated March 28, 1994, between Occidente y
                  Caribe Celular S.A. and the Colombian Ministry of
                  Communications....................................................
     *10.04   --  Interconnection Agreement dated August 8, 1994, between Occidente
                  y Caribe Celular S.A. and Empresas Publicas de Medellin...........
     *10.05   --  Interconnection Agreement dated April 17, 1995, between Occidente
                  y Caribe Celular S.A. and Empresas Municipales de Cali............
     *10.06   --  Interconnection Agreement dated December 26, 1994, between
                  Occidente y Caribe Celular S.A. and Empresas Publicas de
                  Manizales.........................................................
     *10.07   --  Interconnection Agreement dated November 3, 1995, between
                  Occidente y Caribe Celular S.A. and Empresas Publicas de
                  Pereira...........................................................
     *10.08   --  Interconnection Agreement dated November 9, 1995, between
                  Occidente y Caribe Celular S.A. and Empresa de Telecomunicaciones
                  de Armenia........................................................
     *10.09   --  Interconnection Letter of Intent dated January 25, 1995, between
                  Occidente y Caribe Celular S.A. and Empresas Departamentales de
                  Antioquia.........................................................
     *10.10   --  Interconnection Letter of Intent dated April 10, 1995, between
                  Occidente y Caribe Celular S.A. and Telecom.......................
     *10.11   --  Warrant Agreement dated as of June 7, 1996, between Occidente y
                  Caribe Celular S.A. and The Bank of New York, as Warrant Agent....
     *12.01   --  Statement re Computation of Fixed Charge Coverage Deficiency
      23.01   --  Consent of Cravath, Swaine & Moore (contained in Exhibit 5.01)....

                                                                                     SEQUENTIALLY
    EXHIBIT                                                                            NUMBERED
     NUMBER                                  DESCRIPTION                                 PAGE
    --------      ------------------------------------------------------------------ ------------
     *23.02   --  Consent of Holguin, Neira y Pombo Abogados (contained in Exhibit
                  5.02).............................................................
     *23.03   --  Consent of Doctor Lucy Cruz de Quinones...........................
     *23.04   --  Consent of KPMG Peat Marwick......................................
     *25.01   --  Statement of Eligibility of Trustee on Form T-1...................


---------------
* Previously filed.